UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2026

Graco Inc.
(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 – 11th Avenue Northeast
Minneapolis,	Minnesota	55413
(Address of principal executive offices)		(Zip Code)

(612)	623-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
On April 24, 2026, Graco Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of security holders at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 11, 2026 (the “2026 Proxy Statement”).
Proposal 1
The following directors were elected to serve for three-year terms:

Name	For	Against	Abstain	Broker Non-Votes
Martha A. Morfitt	106,863,596	28,824,596	122,114	9,590,164
Mark W. Sheahan	132,724,160	2,951,700	134,446	9,590,164
Andrea H. Simon	132,597,162	3,074,266	138,878	9,590,164
Kevin J. Wheeler	122,499,664	13,190,197	120,445	9,590,164

Proposal 2

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2026 was ratified:

For	Against	Abstain
136,856,929	8,452,772	90,769

Proposal 3

Shareholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the 2026 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
92,678,242	42,778,401	353,663	9,590,164

The Management Organization and Compensation Committee (the “Committee”) acknowledges the results of voting on the advisory resolution regarding executive compensation. During the remainder of 2026, the Committee will specifically consider these voting results and intends to seek engagement with key shareholders to obtain their views on the Company’s executive compensation.

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GRACO INC.

Date:	April 27, 2026	By:	/s/ Joseph James Humke______________________
Joseph James Humke
Its: Executive Vice President, General Counsel and Corporate Secretary